CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Horizon Dividend Income ETF, Horizon Core Equity ETF, Horizon Managed Risk ETF, Horizon Core Bond ETF, Horizon Flexible Income ETF, Horizon Nasdaq-100 Defined Risk ETF, and Horizon Digital Frontier ETF, each a series of Horizon Funds, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

June 20, 2025